[LETTERHEAD OF DEWEY BALLANTINE LLP]




                                 August 12, 1999



Charter Equipment Lease 1999-1 LLC
530 Fifth Avenue
New York, NY  10036
                                              Re: Charter Equipment Lease
                                              1999-1 LLC
                                              Registration Statement on Form S-1
                                              (File No. 333-64045)

Ladies and Gentlemen:

     We have acted as special counsel to Charter Equipment Lease 1999-1 LLC a Delaware limited liability company (the "Issuer") in connection with the preparation and filing of the above-referenced registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of Charter Equipment Lease 1999-1 LLC Class A-1 Lease-Backed Notes, Class A-2 Lease-Backed Notes, Class A-3 Lease-Backed Notes, Class A-4 Lease-Backed Notes and Class B Lease-Backed Notes (collectively the "Offered Notes").

     We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of Issuer and such other instruments and other certificates of public officials, officers and representatives of Issuer and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed that (i) the Indenture, dated as of August 1, 1999, among the Issuer, Charter Financial, Inc. and LaSalle Bank National Association (the "Indenture"), (ii) the Offered Notes, and (iii) the other Transaction Documents will be executed and delivered in substantially the form filed as exhibits to the Registration Statement.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     Based upon the foregoing, we are of the opinion that:

          1. When, in respect of the Offered Notes, the Indenture has been duly executed and delivered by the Issuer, the Servicer and the Trustee, the Indenture will be a valid and legally binding obligation of the Issuer; and

          2. When the Indenture for the Offered Notes has been duly executed and delivered by the Issuer, the Servicer and the Trustee, and when the Offered Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Offered Notes will be legally and validly issued, fully paid and nonassessable, and the Holders of such Offered Notes will be entitled to the benefits of the Indenture.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the prospectus contained in the Registration Statement under the heading "Legal Matters." In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act. Capitalized terms which are used herein which are not otherwise defined herein shall have the meanings set forth in the Indenture.

                                                     Very truly yours,

                                                     DEWEY BALLANTINE LLP